Exhibit 99.1

Houston American Energy Corp. Announces Closing of Private Placement and New Leadership to Boost Growth & Transformation

HOUSTON, TX, November 11, 2024 – Houston American Energy Corp. (NYSE American: HUSA) (the “company”) today announced that the company has closed a private placement offering for the issuance and sale of 2,180,180 shares of common stock of the company (the “private placement”) to an accredited investor. The aggregate gross proceeds to the company from the offering were approximately $2.5 million, before deducting placement agent fees and other offering expenses.

Univest Securities, LLC acted as the exclusive placement agent for the private placement.

The company today also announced certain management changes.

John F. Terwilliger, the company’s President and Chief Executive Officer, has advised the company that he would be stepping down from those positions, effective November 11, 2024. Mr. Terwilliger will provide advisory services to the company for a limited period of time to effect an orderly transition. Mr. Terwilliger will continue to serve as a director of the company.

The company’s board of directors has appointed Peter F. Longo to serve as President and Chief Executive Officer of the company, effective on November 11, 2024. Mr. Longo will also join the company’s board as a director effective November 11, 2024.

Mr. Longo is a seasoned and innovative executive. Mr. Longo currently serves as the Chairman of Cyient, Inc. the U.S. subsidiary of Cyient, Ltd. Cyient has approximate revenues of $700 million and provides engineering, manufacturing, geospatial, network, and operations management services to global industry leaders in various sectors including all aspects of the energy sector. Prior to Cyient, Mr. Longo served as SVP of Operations for United Technologies Corp. (UTC) prior to its merger with Ratheon. Peter served as CFO, and CIO at a number of its subsidiaries including UTC Aerospace Systems, Pratt & Whitney, Sikorsky, & Hamilton Sundstrand.

Peter Longo: “Houston American Corp. has a long history in the oil & gas sector. I am honored to be in a position to help drive shareholder value as we embark on this new period of transition and growth for Houston American Corp. The funds received in the private placement will enable us to explore opportunities to add to our portfolio. We will be seeking out new opportunities in various parts of the energy sector. The demand for all forms of energy is only growing and there are many opportunities in oil & gas, renewable energy, and energy transition technologies. I am committed to unlocking new opportunities for innovation and growth for the company.”

The securities sold in the private placement were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The securities were offered only to accredited investors

The company intends to use the net proceeds from the offering for general corporate purposes and to pursue strategic growth initiatives which may include acquisitions and investments in the energy sector; including oil & gas, energy transition, renewable energy, and/or companies that service these sectors. The company will consider various opportunities including portfolio companies of Bower Family Holdings, LLC or any other investor of the company.

In addition, the board has received the resignation of James A. Schoonover as a director from the board, effective November 11, 2024. Mr. Schoonover’s departure from the board was not due to any disagreement between the director and the company. Robert J. Bailey, has joined the board of directors of the company effective November 11, 2024.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the use of the net proceeds of the offerings and the next stages of the Company’s commercial activities.

With respect to the forward-looking information contained in this news release, the company has made numerous assumptions. While the company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing our business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.